                                                                     Exhibit 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 By and Among

                       EGAIN COMMUNICATIONS CORPORATION,

                            SITEBRIDGE CORPORATION,

                          ECC ACQUISITION CORPORATION

                               WENDELL LANSFORD,

                                PRAKASH MISHRA

                                      and

                               CHELSEA M.C. LLC



                                April 30, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
ARTICLE 1  DEFINITIONS.....................................................................     2

ARTICLE 2  PLAN OF REORGANIZATION; CLOSING.................................................     2
           2.1    The Merger...............................................................     2
           2.2    Effective Time...........................................................     2
           2.3    Effect of the Merger.....................................................     2
           2.4    Certificate of Incorporation and Bylaws..................................     2
           2.5    Directors and Officers...................................................     3
           2.6    Effect on Capital Stock..................................................     3
           2.7    Dissenting Shares........................................................     6
           2.8    No Further Ownership Rights in Shares....................................     6
           2.9    Lost, Stolen or Destroyed Certificates...................................     7
           2.10   Taking of Necessary Action; Further Action...............................     7
           2.11   Reorganization...........................................................     7
           2.12   Closing Date.............................................................     7
           2.13   Escrow for Merger Consideration..........................................     7

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SITEBRIDGE AND THE SELLING STOCKHOLDERS.......     8
           3.1    Organization; Good Standing; Qualification...............................     8
           3.2    Authorization............................................................     8
           3.3    Capital Structure; Title to Shares; Selling Stockholders Authority.......     8
           3.4    Obligations With Respect to Capital Stock................................     9
           3.5    Subsidiaries.............................................................     9
           3.6    Permits..................................................................     9
           3.7    Financial Statements.....................................................    10
           3.8    Changes..................................................................    10
           3.9    Title to Property and Assets; Leases.....................................    11
           3.10   Accounts Receivable; Notes Receivable....................................    11
           3.11   Accounts Payable.........................................................    12
           3.12   Liabilities..............................................................    12
           3.13   Taxes....................................................................    12
           3.14   Employees; Compensation..................................................    13
           3.15   Compliance With Other Instruments........................................    14
           3.16   Litigation...............................................................    14
           3.17   Contracts................................................................    14
           3.18   No Default...............................................................    15
           3.19   Business and Customers...................................................    16
           3.20   Intellectual Property....................................................    16
           3.21   Insurance................................................................    16
           3.22   Bank Accounts............................................................    16
           3.23   Brokers or Finders.......................................................    17
           3.24   Related-Party Transactions...............................................    17
           3.25   Governmental Consents....................................................    17

* Exhibit A - List of Investors

                                                                                 Page
                                                                                 ----
           3.26   Labor Agreements and Actions................................     17
           3.27   ERISA.......................................................     18
           3.28   Minute Books................................................     19
           3.29   Full Disclosure.............................................     19
           3.30   Restricted Securities.......................................     19
           3.31   Confidentiality and Assignment of Inventions Agreements.....     19
           3.32   Environmental and Safety Laws...............................     19
           3.33   Registration Rights.........................................     20
           3.34   Year 2000 Issues............................................     20

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF eGAIN............................     20
           4.1    Organization; Good Standing; Qualification..................     20
           4.2    Authorization...............................................     20
           4.3    Valid Issuance of Preferred and Common Stock................     21
           4.4    Governmental Consents.......................................     21
           4.5    Capitalization and Voting Rights............................     22
           4.6    Subsidiaries................................................     23
           4.7    Contracts and Other Commitments; Indebtedness...............     23
           4.8    Agreements; Action..........................................     23
           4.9    Related-Party Transactions..................................     23
           4.10   Registration Rights.........................................     24
           4.11   Permits.....................................................     24
           4.12   Compliance With Other Instruments...........................     24
           4.13   Litigation..................................................     24
           4.14   Title to Property and Assets; Leases........................     24
           4.15   Financial Statements........................................     25
           4.16   Changes.....................................................     25
           4.17   Patents and Trademarks......................................     26
           4.18   Employees; Employee Compensation............................     27
           4.19   Confidentiality and Assignment of Inventions Agreements.....     27
           4.20   Tax Returns, Payments and Elections.........................     27
           4.21   Employee Benefit Plans......................................     27
           4.22   Insurance...................................................     27
           4.23   Labor Agreements and Actions................................     27
           4.24   Environmental and Safety Laws...............................     28
           4.25   Minute Books................................................     28
           4.26   Full Disclosure.............................................     28
           4.27   Business and Customers......................................     28
           4.28   Year 2000 Issues............................................     28
           4.29   Acquisition Sub.............................................     28

ARTICLE 5  COVENANTS RELATING TO CONDUCT OF BUSINESS..........................     29
           5.1    Conduct of Business in Normal Course........................     29
           5.2    Preservation of Business and Relationships..................     29
           5.3    Maintenance of Insurance....................................     29

                                                                                               Page
                                                                                               ----
           5.4    Employees and Compensation..................................................   29
           5.5    Dividends; Changes in Stock.................................................   29
           5.6    Issuance of Securities......................................................   29
           5.7    Governing Documents.........................................................   29
           5.8    No Other Bids...............................................................   30
           5.9    No Acquisitions.............................................................   30
           5.10   No Acquisitions.............................................................   30
           5.11   No Dispositions.............................................................   30
           5.12   Indebtedness................................................................   30

ARTICLE 6  ADDITIONAL AGREEMENTS..............................................................   30
           6.1    Access to Information.......................................................   30
           6.2    Legal Conditions............................................................   31
           6.3    Good Faith..................................................................   31
           6.4    Legend; Stop Transfer Instructions..........................................   32
           6.5    Continued Employment of Sitebridge Employees................................   32
           6.6    Indemnification.............................................................   32
           6.7    Sitebridge Stockholders' Representations Regarding Securities Law Matters...   32
           6.8    Blue Sky Laws...............................................................   33
           6.9    Information Statement.......................................................   33

ARTICLE 7  CONDITIONS PRECEDENT...............................................................   33
           7.1    Conditions to Obligations of eGain and the Sitebridge Parties...............   33
           7.2    Conditions to Obligations of eGain..........................................   34
           7.3    Conditions to Obligations of the Sitebridge Parties.........................   35
           7.4    Best Efforts................................................................   36

ARTICLE 8  INDEMNIFICATION AND ESCROW.........................................................   36
           8.1    Indemnification by Sitebridge and the Selling Stockholders..................   36
           8.2    Escrow Fund.................................................................   37
           8.3    Escrow Period...............................................................   38
           8.4    Distributions; Voting.......................................................   38
           8.5    Claims Upon Escrow Fund.....................................................   38
           8.6    Objections to Claims........................................................   38
           8.7    Resolution of Conflicts; Arbitration........................................   39
           8.8    Distribution upon Termination of Escrow Period..............................   39
           8.9    Indemnification by eGain....................................................   40
           8.10   Indemnification Procedure...................................................   40
           8.11   Survival....................................................................   41

ARTICLE 9  TERMINATION, AMENDMENT AND WAIVER..................................................   41
           9.1    Termination.................................................................   41
           9.2    Amendment...................................................................   41
           9.3    Extension; Waiver...........................................................   42

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                                                                         ----
ARTICLE 10  GENERAL.....................................................   42
            10.1  Notices...............................................   42
            10.2  Headings..............................................   43
            10.3  Entire Understanding..................................   43
            10.4  Counterparts..........................................   43
            10.5  Binding Nature........................................   43
            10.6  Applicable Law........................................   43
            10.7  Attorneys' Fees.......................................   43
            10.8  Payment of Expenses...................................   43

Exhibits
--------

Exhibit A        Certificate of Merger
Exhibit B        Sitebridge Schedule of Exceptions
Exhibit C        eGain Schedule of Exceptions
Exhibit D        Form of Amended Rights Agreement
Exhibit E        Reserved
Exhibit F        Form of Escrow Agreement
Exhibit G        Reserved
Exhibit H        Form of Amended and Restated Certificate of Incorporation of
                 eGain
Exhibit I        Form of Employment Agreement
Exhibit J        Form of Founders' Agreement
Exhibit K        Form of Investor's Certificate

Schedules
---------

Schedule 3.3     Sitebridge Stockholders
Schedule 3.7     Sitebridge Financial Statements
Schedule 3.9     Fixed Assets; Properties
Schedule 3.10    Accounts Receivable; Notes Receivable
Schedule 3.11    Accounts Payable
Schedule 3.12    Liabilities (Sitebridge)
Schedule 3.13(c) Taxes
Schedule 3.14    Compensation
Schedule 3.17    Contracts
Schedule 3.19    Customers
Schedule 3.20    Proprietary Rights
Schedule 3.21    Insurance
Schedule 3.22    Bank Accounts
Schedule 3.27    Benefit Plans
Schedule 4.27    Business and Customers

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), made and entered into as of the 30th day of April, 1999 by and among EGAIN COMMUNICATIONS CORPORATION, a Delaware corporation ("eGain"), SITEBRIDGE CORPORATION, a Delaware corporation ("Sitebridge"), ECC ACQUISITION CORPORATION, a Delaware Corporation ("Acquisition Sub"), WENDELL LANSFORD ("Lansford"), PRAKASH MISHRA ("Mishra" and together with Lansford, the "Founders") and CHELSEA M.C. LLC, a Delaware limited liability company ("Chelsea," and together with the Founders, the "Selling Stockholders"),

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of eGain, Sitebridge and Acquisition Sub have each determined that it is in the best interests of their respective stockholders for eGain to acquire Sitebridge and have approved the merger of Acquisition Sub with and into Sitebridge (the "Merger"), with Sitebridge surviving as a wholly-owned subsidiary of eGain following the Merger; and

     WHEREAS, the Merger and the consummation of the transactions contemplated by this Agreement require the vote of at least a majority of the outstanding shares of Sitebridge common stock, par value $0.001 per share (the "Sitebridge Common Stock") voting separately as a class, and at least a majority of the outstanding shares of Sitebridge preferred stock, par value $0.001 per share (the "Sitebridge Preferred Stock" and with the Sitebridge Common Stock, the "Shares") voting separately as a class, for the approval thereof (the "Sitebridge Stockholder Approval"); and

     WHEREAS, upon the effectiveness of the Merger, all of the outstanding shares of Sitebridge Preferred Stock will be converted into eGain Series C Preferred Stock, par value $0.001 per share (the "eGain Series C Preferred Stock"); and

     WHEREAS, upon the effectiveness of the Merger, all of the outstanding shares of Sitebridge Common Stock will be converted into eGain common stock, par value $0.001 per share (the "eGain Common Stock"); and

     WHEREAS, upon the effectiveness of the Merger, all of the outstanding warrants to purchase Sitebridge Series A Preferred Stock will be converted into warrants to purchase eGain Series C Preferred Stock; and

     WHEREAS, upon the effectiveness of the Merger, all of the outstanding options and warrants to purchase Sitebridge Common Stock will be converted into options and warrants to purchase eGain Common Stock; and

     WHEREAS, a portion of the Merger Consideration (as defined in Section 2.6(a) below) otherwise issuable by eGain in connection with the Merger shall be placed into escrow by eGain, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 8 hereof; and

     WHEREAS, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of section 368(a)(2)(E) of the Code:

     NOW, THEREFORE, in consideration of the promises and of the mutual provisions, agreements and covenants herein contained, eGain, Sitebridge and the Selling Stockholders agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     The terms defined in this Agreement shall have their respective defined meanings whenever such terms are used in this Agreement.

                                   ARTICLE 2
                        PLAN OF REORGANIZATION; CLOSING
                        -------------------------------

     2.1  The Merger.  At the Effective Time (as defined in Section 2.2 hereof)
          ----------
and subject to and upon the terms and conditions of this Agreement, the General Corporation Law ("DGCL") of the State of Delaware, Acquisition Sub shall be merged with and into Sitebridge, the separate corporate existence of Acquisition Sub shall cease, and Sitebridge shall continue as the surviving corporation (the "Surviving Corporation").

     2.2  Effective Time.  As promptly as practicable after the satisfaction or
          --------------
waiver of the conditions precedent set forth in Article 7 hereof, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, attached hereto as Exhibit A, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being the "Effective Time").

     2.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, all of the assets, property, rights, privileges, powers and franchises of Sitebridge and Acquisition Sub shall vest in Sitebridge, and all of the debts, liabilities and duties of Sitebridge and Acquisition Sub shall become the debts, liabilities and duties of Sitebridge.

     2.4  Certificate of Incorporation and Bylaws.
          ---------------------------------------

     (a) At the Effective Time, the Certificate of Incorporation of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the

Surviving Corporation (except that Article FIRST shall be amended and restated to read in its entirety "The name of the Corporation is Sitebridge Corporation") unless otherwise determined by eGain prior to the Effective Time.

     (b) The Bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of Sitebridge and the Bylaws of Sitebridge.

     2.5  Directors and Officers.  The directors of Acquisition Sub immediately
          ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of Sitebridge shall be the initial officers of Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Sitebridge and in each case until their respective successors are duly appointed, qualified and, in the case of directors, elected.

     2.6  Effect on Capital Stock. At the Effective Time, by virtue of the
          -----------------------
Merger and without any further action on the part of Acquisition Sub, Sitebridge or their respective stockholders, the following actions shall occur:

     (a)  Plan of Merger; Merger Consideration.
          ------------------------------------

          (i)    Sitebridge Preferred Stock.  Each share of Sitebridge Preferred
                 --------------------------
     Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action of any holder of such stock, be converted automatically into the right to receive, and there shall be paid and issued as provided in this Agreement in exchange for such share of Sitebridge Preferred Stock, 1.81509 shares of eGain Series C Preferred Stock; and

          (ii)   Sitebridge Common Stock.  Each share of Sitebridge Common Stock
                 -----------------------
     issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action of any holder of such stock, be converted automatically into the right to receive, and there shall be paid and issued as provided in this Agreement in exchange for such share of Sitebridge Common Stock, 1.81509 shares of eGain Common Stock; and

          (iii)  Sitebridge Common Stock Options.  Each unexpired and
                 -------------------------------
     unexercised option to purchase Sitebridge Common Stock (a "Common Option") then outstanding, whether vested or unvested, shall, by virtue of the Merger and without any action of any holder of such option, be assumed by eGain. Each Common Option so assumed by eGain under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Common Option immediately prior to the Effective Time, provided that (a) such Common Option shall be exercisable for that number of whole shares of eGain Common Stock equal to the product of the number of shares of Sitebridge Common Stock that were issuable upon exercise of the Common Option immediately prior to the Effective Time multiplied by 1.81509 (rounded down to the nearest whole number of shares of eGain Common Stock) and (b) the per share exercise price for the shares of eGain Common Stock issuable upon exercise of such assumed Common Option shall be equal to the quotient determined by dividing the exercise price per share of Sitebridge Common Stock at which such Common Option was exercisable immediately prior to the Effective Time by 1.81509 (rounded up to the nearest whole cent); and

          (iv)   Sitebridge Preferred Warrants.  Each unexpired and unexercised
                 -----------------------------
     warrant to purchase Sitebridge Series A Preferred Stock (a "Preferred Warrant") then outstanding, whether vested or unvested, shall, by virtue of the Merger and without any action of any holder of such warrant, be assumed by eGain. Each Preferred Warrant so assumed by eGain under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Preferred Warrant immediately prior to the Effective Time, provided that (a) such Preferred Warrant shall be exercisable for that number of whole shares of eGain Series C Preferred Stock equal to the product of the number of shares of Sitebridge Series A Preferred Stock that were issuable upon exercise of the Preferred Warrant immediately prior to the Effective Time multiplied by 1.81509 (rounded down to the nearest whole number of shares of eGain Series C Preferred Stock) and (b) the per share exercise price for the shares of eGain Series C Preferred Stock issuable upon exercise of such assumed Preferred Warrant shall be equal to the quotient determined by dividing the exercise price per share of Sitebridge Series A Preferred Stock at which such Preferred Warrant was exercisable immediately prior to the Effective Time by 1.81509 (rounded up to the nearest whole cent); and

          (v)    Sitebridge Common Warrants.  Each unexpired and unexercised
                 --------------------------
     warrant to purchase Sitebridge Series Common Stock (a "Common Warrant") then outstanding, whether vested or unvested, shall, by virtue of the Merger and without any action of any holder of such warrant, be assumed by eGain. Each Common Warrant so assumed by eGain under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Common Warrant immediately prior to the Effective Time, provided that (a) such Common Warrant shall be exercisable for that number of whole shares of eGain Common Stock equal to the product of the number of shares of Sitebridge Common Stock that were issuable upon exercise of the Common Warrant immediately prior to the Effective Time multiplied by
     1.81509 (rounded down to the nearest whole number of shares of eGain Common Stock) and (b) the per share exercise price for the shares of eGain Common Stock issuable upon exercise of such assumed Common Warrant shall be equal to the quotient determined by dividing the exercise price per share of Sitebridge Common Stock at which such Common Warrant was exercisable immediately prior to the Effective Time by 1.81509 (rounded up to the nearest whole cent).

     The eGain Series C Preferred Stock and eGain Common Stock received by the Sitebridge Stockholders (as defined in Section 3.3 hereof) pursuant to Sections 2.6(a)(i) and (ii) shall be the "Merger Consideration."

     As soon as practicable after the Effective Time, eGain shall mail to each holder of record (other than holders of Dissenting Shares (as defined in Section 2.7(a)) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Sitebridge Common Stock or Sitebridge Preferred Stock (collectively, the "Certificates") (i) a form letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to eGain) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration.

     Upon surrender of a Certificate for cancellation to eGain, together with such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated herein, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Sitebridge Common Stock or Sitebridge Preferred Stock formerly represented thereby.

     After six (6) months from the Effective Time, holders of Certificates shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to the Merger Consideration that any such holder was entitled to upon due surrender of any Certificates held by them. Notwithstanding the foregoing, neither eGain nor the Surviving Corporation shall be liable to any holder of a Certificate for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar law.

     If the Merger Consideration is to be received by any person other than that in which the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person making such request shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

     After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Sitebridge Common Stock or Sitebridge Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration as set forth in this Article.

     Certificates representing the Merger Consideration shall include an appropriate securities law legend, providing, among other things, that the stock evidenced by the certificates are being acquired for investment purposes and are restricted securities, as set forth in
Section 6.5(a) hereof. Fifteen percent (15%) of the Merger Consideration will be held by the escrow agent pursuant to the terms of Article 8 hereof.

     It is the intention of the parties that the Common Options assumed by eGain shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent as the Common Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 2.6 shall be applied consistent with this intent. Promptly following the Effective Time, eGain will issue to each holder of an unexpired and unexercised Common Option, Preferred Warrant and Common Warrant an instrument evidencing the assumption of such Preferred Option, Common Option, Preferred Warrant and Common Warrant by eGain.

     (b)  Capital Stock of Acquisition Sub.  The shares of capital stock of
          --------------------------------
Acquisition Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action of any holder be converted into and become One Thousand (1,000) validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation.

     (c)  Treasury Stock. Each Share issued and held in Sitebridge's treasury
          --------------
shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (d)  Fractional Shares. No fraction of a share of eGain Series C Preferred
          -----------------
Stock or eGain Common Stock will be issued to any of the Sitebridge
Stockholders.

     2.7  Dissenting Shares.
          -----------------

     (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected appraisal rights for such Shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive eGain Preferred Stock or eGain Common Stock, as applicable, pursuant to Section 2.6, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

     (b) Notwithstanding the provisions of subsection (a) above, if any holder of Shares who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Merger Consideration as provided in
Section 2.6, if any, without interest thereon, upon surrender of the certificate representing such shares.

     2.8  No Further Ownership Rights in Shares. All shares of eGain Series C
          -------------------------------------
Preferred Stock or eGain Common Stock, as applicable, issued upon the surrender for exchange of each Share in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. There shall be no further registration of transfers on the record of Sitebridge of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates evidencing Shares are presented to Sitebridge or eGain for any reason, such Shares shall be deemed void and canceled.

     2.9   Lost, Stolen or Destroyed Certificates. In the event any certificates
           --------------------------------------
evidencing Shares shall have been lost, stolen or destroyed, eGain shall issue the Merger Consideration in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, with respect to such Shares.

     2.10  Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Acquisition Sub with the full right, title and possession of all assets, property, rights, privileges, powers and franchises of Sitebridge and Acquisition Sub, the officers and directors of Sitebridge and Acquisition Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action.

     2.11  Reorganization.  The parties intend to adopt this Agreement as a plan
           --------------
of reorganization and to consummate the Merger in accordance with the provisions of section 368(a)(1)(A) of the Code, by virtue of the provisions of section 368(a)(2)(E) of the Code. The parties believe that the total consideration to be received in the Merger by the Sitebridge Stockholders, is equal to the total value of the Shares to be surrendered in exchange therefor. No other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Shares. The parties shall not take a position on any tax returns inconsistent with this Section 2.11. In addition, eGain represents now, and as of the Closing Date, that it presently intends to continue Sitebridge's historic business or use a significant portion of Sitebridge's business assets in a business (the "Sitebridge business of eGain"). eGain has no current plan or intention to liquidate Sitebridge, to merge Sitebridge with and into another corporation, to sell or otherwise dispose of the capital stock of Sitebridge or to cause Sitebridge to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code. The provisions and representations contained or referred to in this Section 2.11 shall survive until the expiration of the applicable statute of limitations.

     2.12  Closing Date.  The Closing under this Agreement (the "Closing") shall
           ------------
be held not more than two (2) business days following the satisfaction of all conditions precedent specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before May 31, 1999, this Agreement may be terminated as provided in Section 9.1(c) hereof. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Madison & Sutro LLP, 2550 Hanover St., Palo Alto, California, at 10:00 a.m. on such date, or at such other time and place as eGain and Sitebridge may agree upon in writing.

     2.13  Escrow for Merger Consideration.  The Sitebridge Parties agree that
           -------------------------------
fifteen percent (15%) of the Merger Consideration issued to the Sitebridge Stockholders pursuant to

Section 2.6(a) of this Agreement will be placed in escrow, as described in
Article 8 hereof, as security for indemnification as provided in Article 8 hereof until one (1) year after the Effective Time. On such date eGain, shall instruct the Escrow Agent to promptly deliver any share certificates to the Sitebridge Stockholders in proper proportion.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF SITEBRIDGE
                  --------------------------------------------
                          AND THE SELLING STOCKHOLDERS
                          ----------------------------

     Sitebridge, and with respect to Sections 3.3, 3.4, 3.12, 3.20 and 3.30, the Founders, hereby represent and warrant eGain that, except as set forth on a Schedule of Exceptions furnished to eGain and attached hereto as Exhibit B (the "Sitebridge Schedule of Exceptions"), specifically identifying the relevant subsection(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder and shall be deemed disclosed under and incorporated into any other subsection of the Agreement where such disclosure would be appropriate:

     3.1  Organization; Good Standing; Qualification.  Sitebridge is a
          ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease, license and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement and the Amended Rights Agreement (as defined in Section 4.1 hereof) and to carry out the provisions of this Agreement and the Amended Rights Agreement. Sitebridge is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     3.2  Authorization.  All corporate action on the part of Sitebridge, its
          -------------
officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Amended Rights Agreement, and the performance of all obligations of Sitebridge hereunder and thereunder at the Closing has been taken or will be taken prior to the Closing, and this Agreement and the Amended Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of Sitebridge, enforceable against Sitebridge in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Amended Rights Agreement may be limited by applicable laws.

     3.3  Capital Structure; Title to Shares; Selling Stockholders Authority.
          ------------------------------------------------------------------

     (a) The authorized capital stock of Sitebridge (the "Sitebridge Capital Stock") consists of one million two hundred thousand (1,200,000) shares of Sitebridge Preferred Stock and two million eight hundred thousand (2,800,000) shares of Sitebridge Common Stock. As of the date hereof, eight hundred one thousand nine hundred (801,900) shares of Sitebridge

Common Stock and eight hundred eighty-six thousand nine hundred two (886,902) shares of Sitebridge Series A Preferred Stock are issued and outstanding. The names and addresses of all of the holders of capital stock, options, warrants or any other rights to acquire the securities of Sitebridge are listed in Schedule
3.3 (the "Sitebridge Stockholders").

     (b) All of the outstanding Sitebridge Capital Stock was issued in compliance with applicable federal and state securities laws and regulations. All of the outstanding shares of Sitebridge Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Sitebridge's Certificate of Incorporation or Bylaws, or any agreement to which Sitebridge or the Selling Stockholders is a party.

     (c) Each Selling Stockholder has, and on the Closing Date will have, good and valid record title to, and beneficial ownership of, the shares of Sitebridge Capital Stock proposed to be sold by such Selling Stockholder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such shares of Sitebridge Capital Stock hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such shares of Sitebridge Capital Stock hereunder, eGain will acquire good and valid record title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

     3.4  Obligations With Respect to Capital Stock.  Other than six hundred
          -----------------------------------------
sixteen thousand six hundred seventy-eight (616,678) options granted outstanding pursuant to Sitebridge's 1997 Stock Option Plan, as amended, warrants to purchase sixty-six thousand six hundred sixty-seven (66,667) shares of Sitebridge Series A Preferred Stock and warrants to purchase sixteen thousand seven hundred seventy-one (16,771) shares of Sitebridge Common Stock, there are no options warrants, calls, rights, commitments or agreements of any character to which Sitebridge or the Selling Stockholders is a party or by which it is bound obligating Sitebridge or the Selling Stockholders to issue any shares of capital stock of Sitebridge or obligating Sitebridge or the Selling Stockholders to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.4, no options, warrants or any other rights to acquire Sitebridge Capital Stock shall accelerate upon the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.4, there are no voting trusts, proxies or other agreements with respect to the shares of capital stock of Sitebridge.

     3.5  Subsidiaries.  Sitebridge does not own or control, directly or
          ------------
indirectly, any interest in any other corporation, association or other business entity. Sitebridge is not a participant in any joint venture, partnership or similar arrangement.

     3.6  Permits.  Sitebridge has all franchises, permits, licenses and any
          -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of Sitebridge. Sitebridge is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     3.7  Financial Statements.  Sitebridge has made available to eGain its
          --------------------
unaudited balance sheet as of December 31, 1998 and March 31, 1999 and its unaudited income statement and statement of change in stockholders' equity for the one (1) year period ended December 31, 1998 and unaudited income statement for the three (3) month period ended March 31, 1999 (collectively the "Sitebridge Financial Statements"). The Sitebridge Financial Statements are complete, true and accurate in all material respects and have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis during the periods involved, and are in accordance with Sitebridge's books and records, and fairly present the financial position of Sitebridge and the results of its operations as of the date and for the periods indicated thereon. Except as set forth in the Sitebridge Financial Statements, Sitebridge has no material liabilities, contingent or otherwise that would be required by GAAP to be set forth on a balance sheet, other than (a) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Sitebridge Financial Statements, which, in both cases, individually or in the aggregate do not exceed $10,000.

     3.8  Changes.  Since March 31, 1999, except as contemplated by this
          -------
Agreement there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of Sitebridge from that reflected in the Sitebridge Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse to Sitebridge;

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of Sitebridge;

     (c) any waiver or compromise by Sitebridge of a valuable right or of a material debt owed to it;

     (d) any satisfaction or discharge or any lien, claim, or encumbrance or payment of any obligation by Sitebridge, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of Sitebridge;

     (e) any material change to a material contract or agreement by which Sitebridge or any of its assets is bound or subject;

     (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

     (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

     (h) any resignation or termination of employment of any officer or key employee of Sitebridge; and Sitebridge, is not aware of any impending resignation or termination of employment of any such officer or key employee;

     (i) any mortgage, pledge, transfer of a security interest in, or lien, created by Sitebridge, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (j) any loans or guarantees made by Sitebridge to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

     (k) any declaration, setting aside or payment or other distribution in respect to any of Sitebridge's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by Sitebridge;

     (l) any arrangement or commitment by Sitebridge to do any of the things described in this Section 3.8; or

     (m) the incurrence or guarantee of any indebtedness (other than trade payables incurred in the ordinary course of business) of $10,000 or more individually or in the aggregate.

     3.9   Title to Property and Assets; Leases.  Schedule 3.9 sets forth the
           ------------------------------------
real and all material items of tangible personal property, including fixed assets and equipment, owned or leased by Sitebridge. Except (a) for liens for current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(d) for minor defects in title, none of which, individually or in the aggregate, materially adversely affects Sitebridge's rights in or materially interferes with the use of such property, Sitebridge owns, or has a valid right to use, its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases or licenses, Sitebridge is in compliance with such leases or licenses in all material respects and, to the best of its knowledge, holds a valid leasehold interest or license free of any liens, claims or encumbrances, subject to clauses (a)-(d) above.

     3.10  Accounts Receivable; Notes Receivable. Schedule 3.10 contains a
           -------------------------------------
summary of the accounts receivable of Sitebridge as of March 31, 1999, together with an accurate aging of such accounts receivable. The accounts receivable set forth on Schedule 3.10 and those outstanding and unpaid as of the Closing Date (together, the "Accounts Receivable") arose out of or will arise out of the bona fide furnishing of goods and services, each in the operation of the business of Sitebridge. To the best of Sitebridge's and the Founders' knowledge, the Accounts Receivable reflected in the Sitebridge Financial Statements are collectible at their full amounts, subject only to the amount of any bad debt allowance reflected on the Sitebridge Financial Statements. Except as set forth on Schedule 3.10, the notes receivable are obligations of current customers of Sitebridge, whether on an open account or cash on delivery basis, and there are no material disputes between Sitebridge and any obligor under any such note receivable with respect to the amount owing or the payment terms thereunder. Sitebridge has provided eGain with materially accurate information concerning amounts and aging of Accounts Receivable and with an accurate customer list of Sitebridge.

     3.11  Accounts Payable.  Schedule 3.11 contains a summary of the accounts
           ----------------
payable of Sitebridge as of March 31, 1999, together with an accurate aging of such accounts payable. Those accounts payable and those outstanding on the Closing Date (collectively, the "Accounts Payable") arose or will arise in the normal and ordinary course of the business of Sitebridge. Except as set forth on
Schedule 3.11, the Accounts Payable are not past due and there are no collection actions currently pending with respect to such Accounts Payable. Sitebridge shall update Schedule 3.11 to set forth the accounts payable arising out of the operation of Sitebridge's business in the ordinary course which are unpaid as of the Closing Date.

     3.12  Liabilities. Except as otherwise disclosed in Schedule 3.12, the
           -----------
Sitebridge Financial Statements do not contain any material items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly disclosed therein.

     3.13  Taxes.
           -----

     (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

     (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Sitebridge (collectively, the "Sitebridge Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The Sitebridge Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Sitebridge Financial Statements fully accrue in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods (or portions of periods) through March 31, 1999. All information set forth in the notes to the Sitebridge Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

     (c) No Tax liability with respect to any period since March 31, 1999 has been incurred other than in the ordinary course of business. Sitebridge has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. Sitebridge has not granted any extension or waiver of the limitation period applicable to any Sitebridge Returns.

     (d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the best knowledge of Sitebridge, threatened against or with respect to Sitebridge in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by Sitebridge which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither Sitebridge nor any person on behalf of Sitebridge has entered into or will enter into any agreement or consent pursuant to section 341(f) of the Code. There are no liens for Taxes upon the assets of Sitebridge except liens for current Taxes not yet due. Except as may be required as a result of the Merger, Sitebridge has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

     (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement, covering any employee or independent contractor or former employee or independent contractor of Sitebridge that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to section 280G or section 162 of the Code (as determined without regard to section 280G(b)(4)). Other than pursuant to this Agreement, Sitebridge is not a party to or bound by (and will not prior to the Effective Time become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement (whether written, unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Sitebridge. Sitebridge has not participated in (and prior to the Effective Time Sitebridge will not participate in) an international boycott within the meaning of section 999 of the Code. Sitebridge has previously provided or made available to eGain true and correct copies of all Sitebridge Returns, and, as reasonably requested by eGain, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.

     3.14  Employees; Compensation.
           -----------------------

     (a)   Sitebridge has provided in Schedule 3.14 a full and complete list of
(a) all directors, officers, employees or consultants of Sitebridge as of the date set forth thereon, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, the basis of such compensation, whether fixed or commission or a combination thereof, and (b) except as set forth on Schedule 3.27, all employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement. Since March 31, 1999, Sitebridge has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than wages, salaries and benefits at the times and rates in effect on Schedule 3.14, nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement except as set forth on Schedule 3.14 or Schedule
3.27. Sitebridge does not have any bonus plan or obligations with respect to any bonus plan, except as set forth in Schedule 3.14.

     (b) Each of Sitebridge's employees and consultants is fully authorized to work in the United States without limitation as to time or place. Except as set forth on Schedule 3.14, the employment of each of Sitebridge's employees is "at will" employment. Sitebridge does not have any obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with his or her termination of employment or service. Except as set forth on Schedule 3.14, Sitebridge has not entered into any consulting agreements with any employee or consultant who owes services to or is owed compensation by Sitebridge for services provided in excess of $25,000.

     3.15  Compliance With Other Instruments.  Sitebridge is not in violation or
           ---------------------------------
default in any material respect of any provision of its Certificate of Incorporation or Bylaws or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound, or to the best of its knowledge, of any foreign or domestic, federal or state judgment, order, writ, decree, statute, rule or regulation applicable to Sitebridge. The execution, delivery and performance by Sitebridge of this Agreement and the Amended Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any material assets of Sitebridge.

     3.16  Litigation.  There is no action, suit, proceeding or investigation
           ----------
pending, or to Sitebridge's knowledge, currently threatened against Sitebridge, including, without limitation, any that questions the validity of this Agreement or the Amended Rights Agreement or the right of Sitebridge to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of Sitebridge's employees, their use in connection with Sitebridge's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by Sitebridge currently pending or that Sitebridge currently intends to initiate.

     3.17  Contracts.
           ---------

     (a) Except as provided herein, Sitebridge has provided eGain with a complete list in Schedule 3.17 of each executory contract and agreement in the following categories to which Sitebridge is a party, or by which it is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than Ten Thousand Dollars ($10,000); (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements; (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security guarantees, debentures, indentures, credit agreements and other evidences of indebtedness (other than ordinary course trade credit); (e) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);
(f) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of Sitebridge; (g) contracts or agreements with agents, brokers, consignees, sales representatives or distributors; (h) contracts or agreements with any director, officer, employee, consultant or stockholder; (i) powers of attorney or similar authorizations granted by Sitebridge to third parties; (j) licenses, sublicenses, royalty agreements and other contracts or agreements to which Sitebridge is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights (as set forth in Section 3.21 hereof); and (k) other material contracts.

     (b) Sitebridge has not entered into any contract or agreement containing covenants limiting the right of Sitebridge or the Selling Stockholders to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

     3.18  No Default.
           ----------

     (a)   Each of the contracts, agreements or other instruments referred to in
Section 3.14 hereof is a legal, binding and enforceable obligation by or against Sitebridge, subject only to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To Sitebridge's and the Founders' knowledge, no party with whom Sitebridge has an agreement or contract is in default thereunder or has breached any term or provision thereof which is material to the conduct of Sitebridge's business.

     (b) Sitebridge has performed, or is now performing, the obligations of, and Sitebridge is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of Sitebridge referred to in Section 3.14(a), nor has Sitebridge received written notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Sitebridge with respect to its obligations under any of the contracts referred to in Section 3.15(a), nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

     3.19  Business and Customers.  Schedule 3.19 is a list of all of
           ----------------------
Sitebridge's customers from whom more than Five Thousand Dollars ($5,000) in revenues were received in the twelve (12) months ended as of the Closing Date and from whom Sitebridge reasonably expects to receive ($5,000) in revenues in the twelve (12) months following the Closing Date.

     3.20  Intellectual Property.  Sitebridge owns or possesses sufficient legal
           ---------------------
rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any known conflict with, or infringement of the rights of, others. A complete list of Sitebridge's patents, trademarks and registered copyrights attached hereto as
Schedule 3.20. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 3.32 below, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Sitebridge bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. Sitebridge has not received any communications alleging that Sitebridge has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Sitebridge is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Sitebridge or that would reasonably be expected to conflict with Sitebridge's business as proposed by Sitebridge to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Sitebridge's business by the employees of Sitebridge, nor the conduct of Sitebridge's business as proposed by Sitebridge, will, to the best of Sitebridge and the Founders' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated. Sitebridge does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Sitebridge, other than those which have been assigned to Sitebridge.

     3.21  Insurance.  Sitebridge has provided eGain with a complete list in
           ---------
Schedule 3.21 of all policies of insurance to which Sitebridge is a party or is a beneficiary or named insured. Sitebridge has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its tangible properties that might be damaged or destroyed.

     3.22  Bank Accounts.  Sitebridge has furnished to eGain a true and correct
           -------------
list in Schedule 3.23 setting forth the names and addresses of all banks, other institutions and state governmental departments at which Sitebridge has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of Sitebridge. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

     3.23  Brokers or Finders.  Except for the payment of an advisory fee to
           ------------------
Chelsea Capital Partners LLC not to exceed One Hundred Thirty Thousand Dollars ($130,000) plus reimbursement of the reasonable out-of-pocket expenses of Chelsea Capital Partners, LLC up to $7,000, Sitebridge has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Except as set forth in the foregoing sentence, Sitebridge has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.24  Related-Party Transactions. No employee, officer or director of
           --------------------------
Sitebridge or member of his or her immediate family is indebted to Sitebridge, nor is Sitebridge indebted (or committed to make loans or extend or guarantee credit) to any of them, other than in connection with expenses incurred in the ordinary course of business. To the best of Sitebridge's and the Founders' knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which Sitebridge is affiliated or with which Sitebridge has a business relationship, or any firm or corporation that competes with Sitebridge, except that employees, officers or directors of Sitebridge and members of their immediate families may own, or have rights to acquire, not more than five percent (5%) of the outstanding stock in publicly traded companies that may compete with Sitebridge. To Sitebridge's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with Sitebridge. Sitebridge is not a guarantor or indemnitor of any person, firm, or corporation.

     3.25  Governmental Consents.  No consent, approval, qualification, order or
           ---------------------
authorization of, or filing with, any local, state or federal governmental authority is required on the part of Sitebridge in connection with Sitebridge's valid execution, delivery or performance of this Agreement, except (a) the filing of the Certificate of Merger and (b) such filings as have been made prior to the Closing, except any notices of sale required to be filed with applicable federal and state agencies, which will be timely filed within the applicable periods therefor.

     3.26  Labor Agreements and Actions.
           ----------------------------

     (a) Sitebridge is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Sitebridge, has sought to represent any of the employees, representatives or agents of Sitebridge. There is no strike or other labor dispute involving Sitebridge pending, or the knowledge of Sitebridge threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or its employees.

     (b) To the best of Sitebridge's and the Founders' knowledge, Sitebridge has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

     3.27  ERISA.
           -----

     (a) Schedule 3.27 hereto lists all employee pension benefit plans and employee welfare benefit plans (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering active, former or retired employees of Sitebridge. Sitebridge has furnished to eGain copies or descriptions of each employment, severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, 401(k) plans, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits.

     (b) Except as set forth in Schedule 3.27, Sitebridge and the Founders represent as follows:

           (i)   Sitebridge Retirement Plans; ERISA Affiliate Retirement Plans.
                 -------------------------------------------------------------

                 (A) Each benefit plan is in substantial compliance with all applicable laws and regulatory requirements, and has been administered substantially in accordance with its terms. Sitebridge and the Founders know of no circumstances likely to result in the denial or revocation of tax-qualification of any benefit plan intended to be tax-qualified under
     Section 401(a) of the Code. No material liabilities, other than for payment of benefits in the ordinary course, have been incurred nor, to the knowledge of Sitebridge or the Founders, do any facts exist which are reasonably likely to result in any material liability (whether or not asserted as of the date hereof) of Sitebridge arising by virtue of any event, act or omission occurring prior to the Closing Date with respect to any benefit plan.

                 (B) Sitebridge nor any ERISA affiliated group (as defined under Section 414(b), (c) or (m) of the Code) sponsors or ever has sponsored a benefit plan subject to Title IV of ERISA, Part 3 of Title I of ERISA or Section 412 of the Code or sponsors or ever has sponsored or contributed to or been required to contribute to a multi employer pension plan (as defined in Section 3(37) of ERISA).

           (ii)  Sitebridge Welfare Plans.  To the best of Sitebridge's and the
                 ------------------------
     Founders' knowledge, each Sitebridge welfare plan, as defined in section 3(1) of ERISA, has been administered so as to comply with applicable laws except where the failure to so comply would not have a material adverse effect.

           (iii) Sitebridge Benefit Arrangements.  To the best of Sitebridge's
                 -------------------------------
     and the Founders' knowledge, each Sitebridge benefit arrangement plan has been administered so as to comply with applicable laws except where the failure to so comply would not have a material adverse effect.

           (iv)  No Severance or Accelerated Benefits Triggered.  Except as
                 ----------------------------------------------
     otherwise provided in Section 3.28 hereof, no severance, extraordinary compensation or similar payments are payable to any Sitebridge employee, nor are any benefits of any Sitebridge employee accelerated, under the terms of any employee benefit plan or agreement with an employee as a consequence of the transaction contemplated by this Agreement which would result in a liability for Sitebridge after the Closing Date for actions taken on or before the Closing Date.

           (v) No Liens. Neither Sitebridge nor any of the assets of Sitebridge are subject to any lien under ERISA or the Code.

     3.28  Minute Books.  The Certificate of Incorporation and Bylaws of
           ------------
Sitebridge are in the form provided to counsel for Sitebridge. The minute book of Sitebridge contains true and complete minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

     3.29  Full Disclosure.  Neither this Agreement nor the Sitebridge Schedule
           ---------------
of Exceptions contains any untrue statement of material fact or, when this Agreement and the Sitebridge Schedule of Exceptions are taken in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

     3.30  Restricted Securities.  The Selling Stockholders understand that the
           ---------------------
eGain Preferred Stock and the eGain Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and that in the absence of an effective registration statement covering the eGain Series C Preferred Stock and the eGain Common Stock or an available exemption from registration under the Securities Act, the eGain Series C Preferred Stock and the eGain Common Stock must be held indefinitely. In particular, the Selling Stockholders are aware that the eGain Series C Preferred Stock and the eGain Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

     3.31  Confidentiality and Assignment of Inventions Agreements.  Each
           -------------------------------------------------------
Sitebridge employee, officer, contractor and consultant who has access to intellectual property or other confidential information of Sitebridge has executed an agreement with Sitebridge regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for eGain. Sitebridge is not aware that any of its employees or consultants is in material violation thereof, and Sitebridge will use reasonable best efforts to prevent any such violations.

     3.32  Environmental and Safety Law.  To its knowledge, Sitebridge is not in
           ----------------------------
violation of any applicable state, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.33  Registration Rights.  Except as provided in the Sitebridge
           -------------------
Corporation Investors' Rights Agreement, dated as of May 5, 1998, Sitebridge is presently not obligated and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     3.34  Year 2000 Issues.  Sitebridge has completed a review of its
           ----------------
operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any risk that computer hardware or software used in its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such review, Sitebridge and the Founders have no reason to believe that any such risk could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Sitebridge.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF eGAIN
                    ---------------------------------------

     eGain, and with respect to Sections 4.1, 4.2(b), 4.4, 4.7, 4.11, 4.12, 4.13, 4.21 and 4.25, Acquisition Sub, hereby represent and warrant to Sitebridge and the Selling Stockholders that, except as set forth on a Schedule of Exceptions furnished to Sitebridge and the Selling Stockholders and attached hereto as Exhibit C (the "eGain Schedule of Exceptions"), specifically identifying the relevant subsection(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder and shall be deemed disclosed under and incorporated into any other subsection of the Agreement where such disclosure would be appropriate:

     4.1   Organization; Good Standing; Qualification.  Each of eGain and
           ------------------------------------------
Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease, license and operate its properties and assets and to carry on its business as now conducted to execute and deliver this Agreement and, in the case of eGain, the Amended and Restated Investor's Rights Agreement in the form attached as Exhibit D (the "Amended Rights Agreement"), to issue the Merger Consideration and the eGain Common Stock issuable upon conversion of the eGain Series C Preferred Stock, and to carry out the provisions of this Agreement and the Amended Rights Agreement. eGain is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     4.2   Authorization
           -------------

     (a) All corporate action on the part of eGain, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Amended

Rights Agreement, the performance of all obligations of eGain hereunder and thereunder at the Closing, the authorization, issuance (or reservation for issuance) and delivery of the Merger Consideration and the eGain Common Stock issuable upon conversion of the eGain Series C Preferred Stock and the authorization of the assumption by eGain of the Common Options, the Preferred Warrants and the Common Warrants in accordance with Section 2.6, has been taken or will be taken prior to the Closing, and this Agreement and the Amended Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of eGain, enforceable against eGain in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Amended Rights Agreement may be limited by applicable laws.

     (b) All corporate action on the part of Acquisition Sub, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Acquisition Sub hereunder has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered, will constitute valid and legally binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     4.3   Valid Issuance of Preferred and Common Stock. The Merger
           --------------------------------------------
Consideration, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement and the Amended Rights Agreement and applicable state and federal securities laws. The eGain Series C Preferred Stock issuable upon exercise of the Preferred Warrants and eGain Common Stock issuable upon conversion of the eGain Series C Preferred Stock and upon the exercise of the Common Options and Common Warrants has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the eGain's Restated Certificate of Incorporation in the form attached hereto as Exhibit H (the "Restated Certificate"), will be duly and validly issued, fully paid and nonassessable, and will be free of liens, charges, encumbrances and restrictions on transfer other than restrictions on transfer under this Agreement, the Amended Rights Agreement and under applicable state and federal securities laws. Except as set forth in the Amended Rights Agreement, the Merger Consideration, the eGain Series C Preferred Stock issuable upon exercise of the Preferred Warrants and the eGain Common Stock issuable on conversion of eGain Series C Preferred Stock and upon the exercise of the Common Options and Common Warrants are not subject to any preemptive rights or rights of first refusal or other similar right.

     4.4   Governmental Consents. No consent, approval, qualification, order or
           ---------------------
authorization of, or filing with, any local, state or federal governmental authority is required on the part of eGain or Acquisition Sub in connection with eGain's and Acquisition Sub's valid execution, delivery or performance of this Agreement, the issuance of the Merger Consideration by eGain or the issuance of eGain Common Stock upon conversion of the eGain Series C Preferred Stock, except (a) the filing of the Certificate of Merger, (b) the filing of the Restated Certificate with the Secretary of State of the State of Delaware, and (c) such filings as have been made prior to the Closing, except any notices of sale required to be filed with applicable federal and state agencies, which will be timely filed within the applicable periods therefor.

     4.5   Capitalization and Voting Rights .The authorized capital of eGain
           --------------------------------
consists, or will consist immediately prior to the Closing, of:

     (a)   Preferred Stock. 10,707,043 shares of eGain Preferred Stock, of
           ---------------
which 5,707,043 shares have been designated Series A Preferred Stock, 5,406,585 of which are issued and outstanding immediately prior to the Closing, 2,600,000 shares have been designated Series B Preferred Stock, 2,550,000 of which are issued and outstanding immediately prior to the Closing, and 1,728,844 shares have been designated eGain Series C Preferred Stock, none of which is issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the eGain Preferred Stock are as stated in the Restated Certificate.

     (b)   Common Stock. 25,000,000 shares of eGain Common Stock, of which
           ------------
8,940,296 shares are issued and outstanding.

     (c) All of the outstanding shares of eGain Common Stock and eGain Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (d) eGain has reserved 5,707,043 shares of Common Stock for issuance upon conversion of the outstanding shares of eGain Series A Preferred Stock and the exercise and conversion of outstanding warrants to purchase eGain Series A Preferred Stock, 2,550,000 shares of eGain Common Stock for issuance upon conversion of the eGain Series B Preferred Stock and 1,728,844 shares of eGain Common Stock for issuance upon conversion of the eGain Series C Preferred Stock. Except for (i) the conversion privileges of the eGain Preferred Stock, (ii) the rights provided in the Amended Rights Agreement, (iii) warrants to purchase 188,703 shares of Series A Preferred Stock of eGain, (iv) a warrant to purchase 74,488 shares of eGain Series A Preferred Stock, issued to Phoenix Leasing Incorporated, and (v) a warrant to purchase 37,267 shares of eGain Series A Preferred Stock, issued to Imperial Bank, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from eGain, or to eGain's knowledge, from any holders of its securities, of any shares of its capital stock. eGain has reserved an aggregate of 2,750,000 shares of its Common Stock for issuance under its 1998 Stock Plan (the "Plan"), of which, options to purchase 1,147,450 shares of Common Stock have been issued and are outstanding, and options to purchase 662,254 shares remain available for future grant under the Plan. eGain is not a party or subject to any agreement or understanding, and, to the best of eGain's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of eGain.

     (e)   Acquisition Sub.  The authorized capital of Acquisition Sub consists
           ---------------
of 1,000 shares of Common Stock, par value $.001 per share, all of which are issued and outstanding and held of record and beneficially owned by eGain.

     4.6   Subsidiaries . Except for Acquisition Sub, eGain does not own or
           ------------
control, directly or indirectly, any interest in any other corporation, association or other business entity. eGain is not a participant in any joint venture, partnership or similar arrangement.

     4.7   Contracts and Other Commitments; Indebtedness. Neither eGain nor
           ---------------------------------------------
Acquisition Sub, has any contract, agreement, lease, commitment, indebtedness for borrowed money, or other liabilities or proposed transactions, written or oral, absolute or contingent, other than (a) contracts entered into in the ordinary course of business; (b) contracts that do not involve expenditures on an annual basis of more than $50,000 each and do not extend for more than one
(1) year beyond the date hereof, (c) contracts terminable at will by eGain or Acquisition Sub, as applicable, on no more than thirty (30) days' notice without cost or liability to eGain, or (d) liabilities or obligations of less than $50,000 each.

     4.8   Agreements; Action. (a) There are no agreements, understandings,
           ------------------
instruments, contracts or proposed transactions to which eGain or any of its subsidiaries is a party or by which it is bound that involve (i) the license of any patent, copyright, trade secret or other proprietary right to or from eGain or any of its subsidiaries, or (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect eGain's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     (b)   Since March 31, 1999, neither eGain nor any of its subsidiaries has
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     4.9   Related-Party Transactions. No employee, officer or director of eGain
           --------------------------
or member of his or her immediate family is indebted to eGain, nor is eGain indebted (or committed to make loans or extend or guarantee credit) to any of them, other than in connection with expenses incurred in the ordinary course of business. To eGain's knowledge, none of such persons has any direct or indirect ownership in any firm or corporation with which eGain is affiliated or with which eGain has a business relationship, or any firm or corporation that competes with eGain, except that employees, officers or directors of eGain and members of their immediate families may own, or have rights to acquire, not more than five percent (5%) of the outstanding stock in publicly traded companies that may compete with eGain. To eGain's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with eGain. eGain is not a guarantor or indemnitor of any person, firm, or corporation.

     4.10  Registration Rights. Except as provided in the Amended Rights
           -------------------
Agreement, eGain is presently not obligated and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     4.11  Permits. eGain and Acquisition Sub have all franchises, permits,
           -------
licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of eGain or Acquisition Sub, as applicable. Neither eGain nor Acquisition Sub is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     4.12  Compliance With Other Instruments. Neither eGain nor Acquisition
           ---------------------------------
Sub is in violation or default in any material respect of any provision of its Restated Certificate or Bylaws or in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound, or to the best of its knowledge, of any foreign or domestic, federal or state judgment, order, writ, decree, statute, rule or regulation applicable to eGain. The execution, delivery and performance by eGain and Acquisition Sub of this Agreement and eGain of the Amended Rights Agreement, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of eGain or Acquisition Sub, as applicable.

     4.13  Litigation. There is no action, suit, proceeding or investigation
           ----------
pending, or to eGain's or Acquisition Sub's knowledge, currently threatened against eGain or Acquisition Sub, including, without limitation, any that questions the validity of this Agreement or the Amended Rights Agreement or the right of eGain or Acquisition Sub to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of eGain's employees, their use in connection with eGain's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by eGain or Acquisition Sub currently pending or that eGain or Acquisition Sub currently intends to initiate.

     4.14  Title to Property and Assets; Leases. Except (a) for liens for
           ------------------------------------
current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(d) for minor defects in title, none of which, individually or in the aggregate, materially adversely affects eGain's rights in or materially interferes with the use of such property, eGain owns its property and assets free and clear of all mortgages, liens, claims and encumbrances.

With respect to the property and assets it leases or licenses, eGain is, to the best of its knowledge, in compliance with such leases or licenses and, to the best of its knowledge, holds a valid leasehold interest or license free of any liens, claims or encumbrances, subject to clauses (a)-(d) above .

     4.15  Financial Statements. eGain has made available to Sitebridge and the
           --------------------
Selling Stockholders its unaudited balance sheet as of December 31, 1998 and March 31, 1999 and its unaudited income statement for the six (6) month period ended December 31, 1998 and the eight (8) month period ended March 31, 1999 (collectively the "eGain Financial Statements"). The eGain Financial Statements are complete, true and accurate in all material respects and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, and are in accordance with eGain's books and records, and fairly present the financial position of eGain and the results of its operations as of the date and for the periods indicated thereon. Except as set forth in the eGain Financial Statements, eGain has no material liabilities, contingent or otherwise that would be required by GAAP to be set forth on a balance sheet, other than
(a) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the eGain Financial Statements, which, in both cases, individually or in the aggregate do not exceed $25,000.

     4.16  Changes. Since March 31, 1999, except as contemplated by this
           -------
Agreement there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of eGain from that reflected in the eGain Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of eGain;

     (c) any waiver or compromise by eGain of a valuable right or of a material debt owed to it;

     (d) any satisfaction or discharge or any lien, claim, or encumbrance or payment of any obligation by eGain, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of eGain;

     (e) any material change to a material contract or agreement by which eGain or any of its assets is bound or subject;

     (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

     (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

     (h) any resignation or termination of employment of any officer or key employee of eGain; and eGain, is not aware of any impending resignation or termination of employment of any such officer or key employee;

     (i) any mortgage, pledge, transfer of a security interest in, or lien, created by eGain, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (j) any loans or guarantees made by eGain to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

     (k) any declaration, setting aside or payment or other distribution in respect to any of eGain's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by eGain;

     (l) any arrangement or commitment by eGain to do any of the things described in this Section 4.16; or

     (m) the incurrence or guarantee of any indebtedness of $50,000 or more individually or in the aggregate.

     4.17  Patents and Trademarks. eGain owns or possesses sufficient legal
           ----------------------
rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any known conflict with, or infringement of the rights of, others. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 4.19 below, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is eGain bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other person or entity. eGain has not received any communications alleging that eGain has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. eGain is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of eGain or that would conflict with eGain's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of eGain's business by the employees of eGain, nor the conduct of eGain's business as proposed, will, to the best of eGain's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated. eGain does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by eGain, other than those which have been assigned to eGain.

     4.18  Employees; Employee Compensation.
           --------------------------------

     (a) To its knowledge, eGain has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To eGain's knowledge, no employee of eGain is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with eGain or any other party because of the nature of the business conducted or to be conducted by eGain or to the use by the employee of his or her best efforts with respect to such business. Except as set forth on the eGain Schedule of Exceptions, eGain is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

     (b) Each of eGain's employees and consultants is fully authorized to work in the United States without limitation as to time or place. The employment of each of eGain's employees is "at will" employment. eGain does not have any obligation (i) to provide any particular form or period of notice prior to termination, or (ii) to pay any of such employees any severance benefits in connection with his or her termination of employment or service. eGain has not entered into any consulting agreements with any employee or consultant who owes services to or is owed compensation by eGain for services provided in excess of $50,000.

     4.19  Confidentiality and Assignment of Inventions Agreements. Each eGain
           -------------------------------------------------------
employee, officer, contractor and consultant who has access to intellectual property or other confidential information of eGain has executed an agreement with eGain regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for Sitebridge and the Selling Stockholders. eGain is not aware that any of its employees or consultants is in material violation thereof, and eGain will use reasonable best efforts to prevent any such violations.

     4.20  Tax Returns, Payments and Elections. eGain has filed all tax returns
           -----------------------------------
and reports as required by law. These returns and reports are true and correct in all material respects. eGain has paid all taxes and other assessments due, except those contested by it in good faith.

     4.21  Employee Benefit Plans. Neither eGain nor Acquisition Sub has any
           ----------------------
Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     4.22  Insurance. eGain has in full force and effect fire and casualty
           ---------
insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its tangible properties that might be damaged or destroyed.

     4.23  Labor Agreements and Actions. eGain is not bound by or subject to
           ----------------------------
(and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of eGain, has sought to represent any of the employees, representatives or agents of eGain. There is no strike or other labor dispute involving eGain pending, or the knowledge of eGain threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or its employees. To its knowledge, eGain has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

     4.24  Environmental and Safety Laws. To the best of its knowledge, eGain is
           -----------------------------
not in violation of any applicable state, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     4.25  Minute Books. The Restated Certificate and Bylaws of eGain and the
           ------------
Certificate of Incorporation and Bylaws of Acquisition Sub are in the form provided to counsel for Sitebridge and the Selling Stockholders. The minute books of eGain and Acquisition Sub contain true and complete minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the dates of their respective incorporations and accurately reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

     4.26  Full Disclosure. Neither this Agreement nor the eGain Schedule of
           ---------------
Exceptions contains any untrue Statement of material fact or, when this Agreement and the eGain Schedule of Exceptions are taken in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

     4.27  Business and Customers. Schedule 4.27 is a list of all of eGain's
           ----------------------
customers from whom more than Five Thousand Dollars ($5,000) in revenues were received in the twelve (12) months ended as of the Closing Date and from whom eGain reasonably expected to receive ($5,000) in revenues in the twelve (12) months following the Closing Date.

     4.28  Year 2000 Issues. eGain has completed a review of its operations with
           ----------------
a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any risk that computer hardware or software used in its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such review, eGain has no reason to believe that any such risk could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of eGain.

     4.29  Acquisition Sub. Acquisition Sub was organized solely for the
           ---------------
purposes of completing the transactions set forth in this Agreement. Acquisition Sub has no employees and has not conducted any business except as contemplated by this Agreement.

                                   ARTICLE 5

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

     During the period from the date hereof, and continuing until the Closing Date, unless earlier terminated in accordance with Section 9.1 hereof, Sitebridge covenants, and agrees with eGain that:

     5.1  Conduct of Business in Normal Course. Sitebridge shall carry on the
          ------------------------------------
business and its activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Sitebridge as of March 31, 1999.

     5.2  Preservation of Business and Relationships. Sitebridge shall use its
          ------------------------------------------
best efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

     5.3  Maintenance of Insurance. Prior to the Closing, Sitebridge shall
          ------------------------
maintain in effect all insurance covering the business. If the Closing shall occur after a renewal date for any such insurance, Sitebridge shall renew the insurance on the same or substantially similar terms, limits of liability and other conditions.

     5.4  Employees and Compensation. Sitebridge shall not do, or agree to do,
          --------------------------
any of the following acts except with the prior written consent of eGain: (a) grant any increase in salaries payable or to become payable to any employee, sales agent or representative; or (b) except as set forth on Schedule 3.14, increase benefits payable to any employee, sales agent or representative under any executive compensation, bonus, pension, profit-sharing, retirement, deferred compensation, severance, employee stock option or stock purchase, group life, health and other employee benefit plans, arrangements, practices or commitments. Sitebridge shall provide eGain with reasonable access to its employees during normal business hours.

     5.5  Dividends; Changes in Stock. Sitebridge shall not and shall not
          --------------------------
propose to (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Sitebridge, or (c) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

     5.6  Issuance of Securities. Except pursuant to presently outstanding
          ----------------------
options and warrants, Sitebridge shall not issue, deliver, or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

     5.7  Governing Documents. Sitebridge shall not amend its Certificate of
          -------------------
Incorporation or Bylaws.

     5.8  No Other Bids. Neither the Selling Stockholders, Sitebridge nor any of
          -------------
their respective directors, officers or agents, will, directly or indirectly (a) solicit or initiate or encourage any discussions or negotiations with, or (b) except to the extent required by fiduciary obligations under applicable law as advised in writing by legal counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than eGain) concerning any merger, sale of substantial assets, sale of shares of capital stock or any division of Sitebridge or control thereof (collectively an "Acquisition Transaction"). eGain shall be promptly notified in writing by Sitebridge and the Selling Stockholders of any of the events referred to in this
Section 5.8 including a summary of the material terms of any other bid and shall be provided with a copy of any such proposal.

     5.9  No Acquisitions. Except with the prior written consent of eGain,
          ---------------
Sitebridge shall not (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Sitebridge except in the ordinary course of business consistent with prior practice.

     5.10  No Acquisitions. Except with the prior written consent of Sitebridge,
           ---------------
eGain shall not (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to eGain except in the ordinary course of business consistent with prior practice.

     5.11  No Dispositions. Except with prior written notice to eGain,
           ---------------
Sitebridge shall not lease or otherwise dispose of any of its assets (other than the sale of inventory in the ordinary course of business), individually or in the aggregate, except in the ordinary course of business consistent with prior practice and in any event not in excess of Ten Thousand Dollars ($10,000) in the aggregate.

     5.12  Indebtedness. Except with the prior written consent of eGain,
           ------------
Sitebridge shall not incur any indebtedness for borrowed money in an amount exceeding in the aggregate Five Thousand Dollars ($5,000) or guarantee any such indebtedness or issue or sell any debt securities of Sitebridge or guarantee any debt securities of others.

                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS
                             ---------------------

     6.1   Access to Information. (a) Sitebridge shall afford to eGain and shall
           ---------------------
cause its accountants to afford to eGain, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to Sitebridge's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of Sitebridge's accountants. During such period, Sitebridge shall use reasonable efforts to furnish promptly to eGain (a) a copy of each report, schedule and other document filed or received by Sitebridge during such period pursuant to the requirements of federal and state securities laws and (b) all other information concerning the business, properties and personnel of Sitebridge as eGain may reasonably request. eGain will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and eGain will cause its consultants and advisors also to hold such information in confidence). From and after the Closing Date, eGain will provide Sitebridge and the Selling Stockholders reasonable access to the books and records to the extent necessary for such persons to respond to a tax audit or in the event of any governmental action or the defense or prosecution of any litigation.

     (b) eGain shall afford to Sitebridge and shall cause its accountants to afford to Sitebridge, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to eGain's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of eGain's accountants. During such period, eGain shall use reasonable efforts to furnish promptly to Sitebridge (a) a copy of each report, schedule and other document filed or received by eGain during such period pursuant to the requirements of federal and state securities laws and (b) all other information concerning the business, properties and personnel of eGain as Sitebridge may reasonably request. Sitebridge will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and Sitebridge will cause its consultants and advisors also to hold such information in confidence). From and after the Closing Date, Sitebridge will provide eGain and the Selling Stockholders reasonable access to the books and records to the extent necessary for such persons to respond to a tax audit or in the event of any governmental action or the defense or prosecution of any litigation.

     6.2  Legal Conditions.  Each party will take all reasonable actions
          ----------------
necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with this Agreement. Each party will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party (or by the other party) in connection with this Agreement or the taking of any action contemplated thereby.

     6.3  Good Faith.  Each party shall act in good faith in an attempt to cause
          ----------
to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement. Without limiting the foregoing, each of eGain, Sitebridge agree to use its best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information in connection with approvals of or filings with any governmental entity, including Tax filings) and shall promptly cooperate with and furnish information to other in connection with any such requirements imposed upon any of them in connection with the Merger. In addition, the Selling Stockholders agree to use their commercially reasonable efforts to take, or cause to be taken, any actions requested by eGain in connection with the Merger, including but not limited to using their commercially reasonable efforts to obtain the assistance of the former independent accountants of Sitebridge in connection with an audit of the financial statements of Sitebridge if requested by eGain. eGain shall reimburse the Selling Stockholders for any out of pocket expenses incurred by them for any such actions taken at eGain's request.


     6.4  Legend; Stop Transfer Instructions. Sitebridge and the Selling
          ----------------------------------
Stockholders understand and agree that the shares of eGain Series C Preferred Stock and eGain Common Stock received by the Sitebridge stockholders will bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF EGAIN IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO EGAIN THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

     6.5  Continued Employment of Sitebridge Employees. Prior to Closing, eGain
          --------------------------------------------
will offer, conditioned on the closing of the Merger, continued employment opportunities with standard eGain employment benefit programs to the seventeen individuals who are employees of Sitebridge as of the date of this Agreement.

     6.6  Indemnification.  eGain agrees that for a period of not less than
          ---------------
three (3) years after the Effective Time, it shall cause (i) to be maintained in full force and effect all applicable provisions in the Certificate of Incorporation and Bylaws of the Surviving Corporation in respect of the rights of Sitebridge's present and former directors and officers to indemnity from the Surviving Corporation and (ii) the Surviving Corporation to fulfill its obligations under any existing indemnification agreements with present and former directors and officers.

     6.7  Selling Stockholders' Representations Regarding Securities Law
          --------------------------------------------------------------
          Matters. Each Selling Stockholder, by virtue of the Merger and the
          -------
conversion of the Shares into Merger Consideration held by such Sitebridge Stockholder, shall be bound by the following provisions:

     (a) The Selling Stockholders will not offer, sell or otherwise dispose of any shares of eGain Series C Preferred Stock and eGain Common Stock except in compliance with the Securities Act and the rules and regulations thereunder and applicable state law.

     (b) The Selling Stockholders will not sell, transfer or otherwise dispose of any shares of the eGain Series C Preferred Stock and eGain Common Stock unless in the opinion of counsel, reasonably satisfactory to eGain and its counsel, an exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of the eGain Series C Preferred Stock and eGain Common Stock, or the offer and sale of the shares of eGain Series C Preferred Stock or eGain Common stock is registered under the Securities Act.

     6.8  Blue Sky Laws.  eGain shall take such steps as may be necessary to
          -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the eGain Series C Preferred Stock and eGain Common Stock pursuant hereto. Sitebridge and the Sitebridge Stockholders shall use their best efforts to assist eGain as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of eGain Series C Preferred Stock and eGain Common Stock pursuant hereto.

     6.9  Information Statement. Promptly following the execution of this
          ---------------------
Agreement, Sitebridge will prepare a form of written consent and accompanying materials (the "Information Statement") to be sent to the Sitebridge Stockholders to solicit approval of the Sitebridge Stockholders in connection with the transactions contemplated by this Agreement, including the Merger, and will deliver a copy of such Information Statement to eGain. Insofar as the Information Statement shall contain information pertaining to Sitebridge, at the time of its mailing to the Sitebridge Stockholders, the Information Statement will contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and Sitebridge will advise eGain in writing if prior to obtaining the Sitebridge Stockholders' written consent to the transactions contemplated hereby and the Merger it shall obtain knowledge of any facts that would make it necessary to supplement or amend the Information Statement or to comply with applicable laws. eGain will cooperate with Sitebridge in providing necessary information for preparation of the Information Statement. The Board of Directors of Sitebridge, subject to their fiduciary duties, will recommend that the Sitebridge Stockholders approve and adopt this Agreement.

                                   ARTICLE 7
                             CONDITIONS PRECEDENT
                             --------------------

     7.1  Conditions to Obligations of eGain and the Sitebridge Parties. The
          -------------------------------------------------------------
obligations of eGain and the Sitebridge Parties to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by both eGain and Sitebridge Parties:

     (a)  Third-Party Approvals. Any and all consents or approvals required from
          ---------------------
third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of eGain and Sitebridge shall have been obtained.

     (b)  Legal Action. No temporary restraining order, preliminary injunction
          ------------
or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Sitebridge or eGain has a reasonable probability of resulting in such order, injunction or damages.

     (c)  Securities Laws. eGain shall have received any and all permits,
          ---------------
authorizations, approvals and orders under federal and state securities laws, or have available valid exemptions therefrom, for the issuance of the eGain Series C Preferred Stock and the eGain Common Stock.

     (d)  Governmental Consents. All notices, reports and other filings required
          ---------------------
to be made prior to the Effective Time by eGain and Sitebridge with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by eGain or Sitebridge from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, shall have been made or obtained (as the case may be) upon terms and conditions that are not reasonably likely to have a material adverse effect on eGain.

     7.2  Conditions to Obligations of eGain. The obligations of eGain to
          ----------------------------------
consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by eGain:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
Sitebridge and the Selling Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and eGain shall have received a certificate or certificates signed by the chief executive officer of Sitebridge and each of the Founders to such effect.

     (b)  Performance of Obligations.  Sitebridge and the Selling Stockholders
          --------------------------
shall have performed in all material respects all obligations required to be performed by each under this Agreement prior to the Closing Date, and eGain shall have received a certificate signed by the chief executive officer of Sitebridge and each of the Selling Stockholders to such effect.

     (c)  Opinion of Sitebridge's Counsel.  eGain shall have received an opinion
          -------------------------------
dated as of the Closing Date of Brobeck, Phlegher & Harrison LLP, counsel to Sitebridge, in a form reasonably satisfactory to eGain.

     (d)  Financial Statements.  Until the Closing Date, Sitebridge's Financial
          --------------------
Statements for each month after the date of the most recent financial statements shall be delivered to eGain as soon as practicable thereafter.

     (e)  No Material Adverse Change.  There shall have been no changes in the
         --------------------------
condition (financial or otherwise), business, employees, operations, obligations or liabilities of Sitebridge from the date of the last unaudited financial statements which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of Sitebridge.

     (f)  Escrow Agreement. eGain, US Bank, National Association and the Selling
          ----------------
Stockholders shall have entered into the Escrow Agreement, a form of which is attached hereto as Exhibit F.

     (g)  Acceptance of eGain Employment Offers. The employees listed in
          -------------------------------------
Schedule 7.2(g) shall have entered into employment agreements with eGain in the form attached as Exhibit I.

     (h)  Founders' Employment Agreements. Wendell Lansford and Prakash Mishra
          -------------------------------
shall have entered into agreements with eGain in the form attached as Exhibit J.

     (i)  Sitebridge Convertible Notes. Notes issued to Windcrest Partners dated
          ----------------------------
as of December 14, 1998 and February 16, 1999 in the principal amounts of $180,000 and $200,000, respectively, shall be amended such that the notes will be due nine (9) months from the Effective Date and will no longer be convertible into any securities of Sitebridge.

     (j)  eGain Stockholder Approval.  The holders of a majority of the issued
          --------------------------
and outstanding shares of eGain Preferred Stock, voting separately as a class, and a majority of the issued and outstanding shares of eGain Common Stock shall have authorized the filing of the Restated Certificate.

     (k)  Sitebridge Stockholder Approval. Sitebridge shall have received the
          -------------------------------
written consent to the Merger of holders of greater than ninety percent (90%) of the outstanding shares of Sitebridge Common Stock and greater than fifty percent (50%) of the outstanding shares of Sitebridge Preferred Stock.

     (l) Amended Rights Agreement.  All of the Sitebridge Stockholders receiving
         ------------------------
eGain Series C Preferred Stock pursuant to this Agreement shall have executed the Amended Rights Agreement, and holders of a majority of outstanding shares of eGain Series A Preferred Stock and Series B Preferred Stock shall have executed the Amended Rights Agreements.

     (m)  Investor Representation. Each holder of Sitebridge Preferred Stock or
          -----------------------
Sitebridge Common Stock shall have delivered to eGain an executed copy of the Investors Certificate in substantially the form attached hereto as Exhibit K prior to the issuance of eGain Series C Preferred Stock or eGain Common Stock.

     7.3  Conditions to Obligations of the Sitebridge Parties. The obligations
          ---------------------------------------------------
of the Sitebridge Parties to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Sitebridge:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
eGain set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sitebridge shall have received a certificate signed by the chief executive officer of eGain to such effect.

     (b)  Performance of Obligations of eGain. eGain shall have performed in
          -----------------------------------
all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Sitebridge shall have received a certificate signed by the chief executive officer of eGain to such effect.

     (c)  Opinion of eGain's Counsel. Sitebridge shall have received an opinion
          --------------------------
dated the Closing Date of Pillsbury Madison & Sutro LLP, outside counsel to eGain, in a form reasonably satisfactory to Sitebridge.

     (d)  No Material Adverse Change. Since March 31, 1999, there shall have
          --------------------------
been no changes in the condition (financial or otherwise), business, employees, operations, obligations or liabilities of eGain which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business or operations of eGain.

     (e)  Acceptance of eGain Employment Offers.  Egain shall have entered into
          -------------------------------------
employment agreements with the employees listed in Schedule 7.2(g) in the form attached as Exhibit I.

     (f)  Founders' Employment Agreements. eGain shall have entered into
          -------------------------------
agreements with Wendell Lansford and Prakash Mishra in the form attached as Exhibit J.

     7.4  Best Efforts  All the parties hereto shall use their respective
          ------------
commercially reasonable efforts to cause the Closing Date to be not later than May 31, 1999.

                                   ARTICLE 8
                                   ---------

                          INDEMNIFICATION AND ESCROW
                          --------------------------

     8.1  Indemnification by Sitebridge and the Selling Stockholders.
          ----------------------------------------------------------

     (a) Sitebridge and the Selling Stockholders, after the Closing, and subject to the limitations set forth in this Article 8, agree to defend and indemnify eGain and their respective affiliates, directors, officers and stockholders, and their respective successors and assigns (collectively, the "eGain Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 8.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy, breach or nonfulfillment of any of the representations, warranties, covenants or obligations of Sitebridge or the Founders contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; or (ii) any claim by any person under any provision of any federal or state securities law relating to any transaction, event, act or omission of or by Sitebridge or the Selling Stockholders occurring before the Closing Date; provided, however, that the total indemnity hereunder shall be limited to the Escrow Fund (as defined in Section 8.2(a) below). Nothing herein shall limit in any way eGain's remedies in the event of breach by Sitebridge or the Founders of any of their covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by Sitebridge or the Selling Stockholders in connection herewith or with the transactions contemplated hereby.

     (b) The Sitebridge and the Selling Stockholders will have no liability for indemnification with respect to this Section 8.1 until the total of all Indemnifiable Damages with respect to such matters exceeds Fifty Thousand Dollars ($50,000). However, this Section 8.1(b) will not apply to (i) any breach of any of Sitebridge's or the Selling Stockholders' representations and warranties which either Sitebridge or the Founders had knowledge of or reason to know of at any time prior to the date on which such representations and warranties were made or (ii) any intentional breach by the Sitebridge or the Selling Stockholders of any representation or warranty. The Sitebridge and the Selling Stockholders will be jointly and severally liable for all Indemnifiable Damages with respect to such breaches

     (c) eGain shall be entitled to recover payment from the Escrow Fund of sixty percent (60%) of any Indemnifiable Damages determined pursuant to Section 8.1(a) and otherwise recoverable pursuant to Section 8.1(b) ("Recoverable Indemnifiable Damages"). For example, should eGain suffer aggregate Indemnifiable Damages of Sixty-Five Thousand Dollars ($65,000), eGain's Recoverable Indemnifiable Damages would equal Thirty-Nine Thousand Dollars ($39,000). Should eGain suffer aggregate Indemnifiable Damages of Forty-Five Thousand Dollars ($45,000), eGain's Recoverable Indemnifiable Damages would equal zero (0). Notwithstanding the foregoing, if Indemnifiable Damages arise from fraud or intentionally deceptive material misrepresentation or omission by Sitebridge or the Selling Stockholders, Recoverable Indemnifiable Damages shall represent one hundred percent (100%) of such Indemnifiable Damages.

     8.2  Escrow Fund.
          -----------

     (a) As security for the indemnity provided for in Section 8.1 hereof, a total of fifteen percent (15%) of the Merger Consideration shall be deposited with US Bank, National Association (or other institution selected by eGain with the reasonable consent of the Selling Stockholders) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, the form of which is attached as Exhibit F. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. eGain shall pay all costs and fees of the Escrow Agent for establishing and administering the Escrow Fund. Upon compliance with the terms hereof, eGain shall be entitled to obtain indemnity from the Escrow Fund for all Indemnifiable Damages covered by the indemnity provided for in Section 8.1 hereof.

     (b) The shares of eGain Series C Preferred Stock and eGain Common Stock deposited into the Escrow Fund pursuant to Section 8.2(a) shall be aggregated for the purposes of the indemnification of the eGain Indemnitees provided for in
Section 8.1 hereof (each aggregate unit an "eGain Unit"). Each eGain Unit shall consist of 5.25165 shares of eGain Series C Preferred Stock and 4.74834 shares of eGain Common Stock. No fractional shares of eGain Series C Preferred Stock or eGain Common Stock shall be distributed from the Escrow Fund pursuant to this Article 8. All distributions made from the Escrow Fund shall be in whole shares of eGain Preferred Stock or eGain Common Stock rounded to the nearest whole share after an aggregation of each fraction of a share that a recipient would otherwise be entitled to receive.

     8.3  Escrow Period  The Escrow Fund shall remain in existence until one (1)
          -------------
year after the Effective Time (the "Escrow Period"), subject to the additional time provisions set forth in Section 8.8.

     8.4  Distributions; Voting.
     ---  ---------------------

     (a) Any dividends payable in securities or other distributions of any kind (including any shares received upon a stock split, stock dividend or recapitalization) made in respect of any securities in the Escrow Fund shall be held in the Escrow Fund subject to the rights of eGain. Cash dividends, if any, shall be distributed to the Selling Stockholders.

     (b) The Selling Stockholders, as representatives, shall have voting rights with respect to the shares of stock in the Escrow Fund so long as such stock or other voting securities are held in the Escrow Fund.

     8.5  Claims Upon Escrow Fund.
     ---  -----------------------

     (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of eGain (an "Officer's Certificate") stating that eGain has paid or properly accrued Recoverable Indemnifiable Damages in an aggregate stated amount to which such party is entitled to indemnity pursuant to this Agreement, and specifying in reasonable detail the individual items of Recoverable Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.6 hereof, deliver to eGain out of the Escrow Fund, as promptly as practicable, the number of eGain Units or amount of other assets held in the Escrow Fund to indemnify eGain against such Recoverable Indemnifiable Damages.

     (b) For the purpose of indemnity pursuant to this Agreement, each eGain Unit in the Escrow Fund shall be valued at an amount equal to Twelve Dollars ($12.00).

     8.6  Objections to Claim.s  Upon the time of delivery of an Officer's
          ---------------------
Certificate to the Escrow Agent, the Escrow Agent shall deliver a duplicate copy of such certificate to the Selling Stockholders and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of eGain Units or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Spokesperson for Sitebridge and the Selling Stockholders ("Spokesperson"), initially James Gellert but also any successor as chosen by the Selling Stockholders, to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the eGain Units or other property in the Escrow Fund in accordance with Section 8.5 hereof, provided that no such payment or delivery may be made if the Spokesperson shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. The Spokesperson shall not be liable in any respect for any act done or omitted hereunder as Spokesperson while acting in good faith and in the exercise of reasonable judgment.

     8.7  Resolution of Conflicts; Arbitration.

     (a) If the Spokesperson shall object in writing to the indemnity of the eGain Indemnitees in respect of any claim or claims made in any Officer's Certificate, the Spokesperson and eGain shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Spokesperson and eGain should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute the eGain Units or other property from the Escrow Fund in accordance with the terms thereof.

     (b) If no such agreement can be reached after good faith negotiation within sixty (60) days after objection by either the Spokesperson or eGain, either eGain or the Spokesperson may demand arbitration of the matter and the matter shall be settled by arbitration conducted by three arbitrators. eGain and the Spokesperson shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity and amount of any claim in such Officer's Certificate or by Sitebridge and the Selling Stockholders shall be final and binding and conclusive upon the parties to this Agreement, and, notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith, if applicable.

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the City of San Jose, California under the rules then in effect of the American Arbitration Association. A claimant shall be deemed to be the non-prevailing party in the event that the arbitrators award such claimant less than one-half (1/2) of the amount claimed by it; otherwise, the other party shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the reasonable attorneys' fees and costs incurred by the other party to the arbitration as well as the amount of any Indemnifiable Damages awarded and in addition interest thereon from the date of actual loss or expenditure until the date paid at ten percent (10%) per annum, or at the maximum rate permitted by applicable law if less than ten percent (10%) per annum .

     8.8  Distribution upon Termination of Escrow Period. Immediately following
          ----------------------------------------------
termination of the Escrow Period, the Escrow Agent shall deliver to Sitebridge Stockholders all of the eGain Units in the Escrow Fund in excess of any amount of such eGain Units sufficient, in the reasonable judgment of eGain, to satisfy any claims specified in any Officer's Certificate theretofore properly delivered to the Escrow Agent (the "Remaining eGain Units"). The shares of eGain Series C Preferred Stock and the shares of eGain Common Stock underlying the

Remaining eGain Units shall be delivered to the Sitebridge Stockholders upon the termination of the Escrow Period as follows:

          (i) the eGain Series C Preferred Stock shall be distributed pro rata to the Sitebridge Stockholders in proportion to which such Sitebridge Stockholders held shares, or options or warrants to purchase shares, of Sitebridge Preferred Stock immediately prior to the consummation of the transactions contemplated in this Agreement.

          (ii) the eGain Common Stock shall be distributed to the Sitebridge Stockholders in proportion to which such Sitebridge Stockholders held shares, or options or warrants to purchase shares, of Sitebridge Common Stock immediately prior to the consummation of the transactions contemplated in this Agreement.

     8.9  Indemnification by eGain.  After the Closing Date, eGain shall, as to
          ------------------------
those representations, warranties, covenants and agreements which are herein made or agreed to by eGain, indemnify and hold harmless the Sitebridge Stockholders and Sitebridge's officers and directors (prior to the Closing) and their heirs and assigns against and in respect of any damage, deficiency, losses or costs incurred by the Sitebridge Stockholders resulting from any material misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of eGain under this Agreement; provided, however, that the total indemnity hereunder shall be limited to an amount equal to the value of the shares of eGain capital stock deposited in the Escrow Fund, calculated in accordance with Section 8.5(b). Nothing herein shall limit in any way Sitebridge's or the Selling Stockholders' remedies in the event of breach by eGain of any of its covenants or agreements hereunder which are not also a representation or warranty or for willful fraud or intentionally deceptive material misrepresentation or omission by eGain in connection herewith or with the transactions contemplated hereby.

     eGain shall reimburse the Selling Stockholders for any Indemnifiable Damages to which this Section 8.9 relates only if a claim for indemnification is made by the Selling Stockholders within one (1) year from the Closing Date. Any dispute as to indemnification shall be resolved by arbitration in accordance with Section 8.7 hereof.

     8.10  Indemnification Procedure.  A party seeking indemnification (the
           -------------------------
"Indemnitee") shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought under this Agreement. The Indemnitee shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, but in no event longer than (a) thirty (30) days after service of process in the event litigation is commenced against the Indemnitee by a third party, or (b) sixty
(60) days after the assertion of such claim. No such notice of assertion of a claim shall satisfy the requirements of this Section 8.10 unless it describes in reasonable detail and in good faith the facts and circumstances upon which the asserted claim for indemnification is based. If any action or proceeding shall be brought in connection with any liability or claim to be indemnified hereunder, the Indemnitee shall provide the Indemnitor twenty (20) calendar days to decide whether to defend such liability or claim. During such period, the Indemnitee shall take all necessary steps to protect the interests of itself and the Indemnitor, including the filing of any necessary responsive pleadings, the seeking of emergency relief or other action necessary to maintain the status quo, subject to reimbursement from the Indemnitor of its expenses in doing so. The Indemnitor shall (with, if necessary, reservation of rights) defend such action or proceeding at its expense, using counsel selected by the insurance company insuring against any such claim and undertaking to defend such claim, or by other counsel selected by it and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall keep the Indemnitee fully apprised at all times of the status of the defense and shall consult with the Indemnitee prior to the settlement of any indemnified matter. Indemnitee agrees to use reasonable efforts to cooperate with Indemnitor in connection with its defense of indemnifiable claims. In the event the Indemnitee has a claim or claims against any third party growing out of or connected with the indemnified matter, then upon receipt of indemnification, the Indemnitee shall fully assign to the Indemnitor the entire claim or claims to the extent of the indemnification actually paid by the Indemnitor and the Indemnitor shall thereupon be subrogated with respect to such claim or claims of the Indemnitee.

     8.11  Survival. The representations, warrants and covenants of eGain,
           --------
Sitebridge and the Selling Stockholders shall survive the Merger and terminate on the first anniversary of the Closing Date except that the representations as to tax matters set forth in Sections 3.13 and 4.20 shall survive the expiration until the applicable statutes of limitations.


                                   ARTICLE 9

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     9.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing Date:

     (a) by mutual written consent of Sitebridge, the Selling Stockholders and eGain;

     (b) by either eGain, on the one hand, or Sitebridge and the Selling Stockholders, on the other hand, by delivery of written notice to such effect to each party to this Agreement, if there has been a material breach of any material representation, warranty, covenant or agreement contained in this Agreement on the part of the other party to this Agreement and, if such breach is curable, such breach has not been cured within ten (10) days after written notice of such breach;

     (c) by either eGain, on the one hand, or Sitebridge and the Selling Stockholders, on the other hand, by delivery of written notice to such effect to each party to this Agreement, if the Closing shall not have occurred by May 31, 1999; provided that the failure to have effected the Closing is not due to a material breach on the part of the party requesting termination.

     9.2  Amendment. This Agreement may not be amended except by an instrument
          ---------
in writing signed on behalf of each of the parties hereto.

     9.3  Extension; Waiver.  At any time prior to the Closing, eGain or
          -----------------
Sitebridge may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of all of the parties hereto.

                                  ARTICLE 10

                                    GENERAL
                                    -------

     10.1  Notices. Any notice, request, instruction or other document to be
           -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:


                                           eGain Communications Corporation
                                           624 East Evelyn Avenue
                                           Sunnyvale, CA 94086
                                           Attention:  Ashutosh Roy
                                           Fax:  (408) 737-7800

with a copy to:                            Pillsbury Madison & Sutro LLP
                                           2550 Hanover Street
                                           Palo Alto, CA 94304
                                           Attention: Stanley F. Pierson
                                           Fax:  (650) 233-4545

And                                        Sitebridge Corporation
                                           164 West 25th Street
                                           12th Floor
                                           New York, NY 10001
                                           Attention:  Wendell Lansford
                                           Fax:  (212) 645-1191

with a copy to:                            Brobeck, Phlegher & Harrison LLP
                                           1633 Broadway
                                           47th Floor
                                           New York, NY 10019
                                           Attention:  Eric Simonson
                                           Fax:  (212) 586-7878

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     10.2  Headings. The headings of the several sections of this Agreement are
           --------
inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     10.3  Entire Understanding. The terms set forth in this Agreement including
           --------------------
its Schedules and Exhibits are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement.

     10.4  Counterparts. This Agreement may be executed in counterparts, and
           ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     10.5  Binding Nature. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

     10.6  Applicable Law. This Agreement shall be governed by, construed and
           --------------
enforced in accordance with the laws of the State of Delaware without regard to conflicts of laws provisions thereof.

     10.7  Attorneys' Fees. If any action at law or in equity is necessary to
           ---------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     10.8  Payment of Expenses. Except as provided in Section 8.2 hereof, eGain,
           -------------------
Sitebridge and the Selling Stockholders shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel). The amount by which the brokerage fee set forth in Section 3.24 exceeds $130,000 plus expenses not to exceed $7,000 and the legal, accounting and other fees (the "Sitebridge Expenses") incurred by Sitebridge exceed $35,000 shall be Indemnifiable Damages and payable to eGain from the Escrow Fund in accordance with Article 8 hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, all as of the date first above written.


                                        EGAIN COMMUNICATIONS CORPORATION,
                                        a Delaware corporation


                                        By           /s/ Ashutosh Roy
                                          --------------------------------

                                        Title     Chief Executive Officer
                                           --------------------------------

                                    SITEBRIDGE CORPORATION,
                                    a Delaware corporation


                                    By        /s/ Wendell Lansford
                                      -------------------------------------

                                    Title     President and CEO
                                         -----------------------------


                                    ECC ACQUISITION CORPORATION,
                                    a Delaware corporation


                                    By       /s/ Ashutosh Roy
                                      ---------------------------------

                                    Title   Chief Executive Officer
                                         ------------------------------


                                    SELLING STOCKHOLDERS

                                             /s/ Wendell Lansford
                                    ------------------------------------
                                           Wendell Landsford


                                             /s/ Prakash Mishra
                                    ------------------------------------
                                         Prakash Mishra



                                    CHELSEA MC. LCC


                                    By       /s/ James N. Gellert
                                      ----------------------------------

                                    Title     Managing Member
                                        --------------------------------

                                   EXHIBIT A
                                   ---------

                             CERTIFICATE OF MERGER
                             ---------------------

                                   EXHIBIT B
                                   ---------

                       SITEBRIDGE SCHEDULE OF EXCEPTIONS
                       ---------------------------------

                                   EXHIBIT C
                                   ---------

                          EGAIN SCHEDULE OF EXCEPTIONS
                          ----------------------------

                                   EXHIBIT D
                                   ---------

                        FORM OF AMENDED RIGHTS AGREEMENT
                        --------------------------------

                                   EXHIBIT E
                                   ---------

                                   RESERVED
                                   --------

                                   EXHIBIT F
                                   ---------

                           FORM OF ESCROW AGREEMENT
                           ------------------------

                                   EXHIBIT G
                                   ---------

                                   RESERVED
                                   --------

                                   EXHIBIT H
                                   ---------

                         FORM OF AMENDED AND RESTATED
                         -----------------------------

                    CERTIFICATE OF INCORPORATION OF EGAIN
                    --------------------------------------

                                   EXHIBIT I
                                   ---------

                         FORM OF EMPLOYMENT AGREEMENT
                         ----------------------------

                                   EXHIBIT J
                                   ---------

                          FORM OF FOUNDERS' AGREEMENT
                          ---------------------------

                                   EXHIBIT K
                                   ---------

                        FORM OF INVESTOR'S CERTIFICATE
                        ------------------------------

                                 SCHEDULE 3.3
                                 ------------

                            SITEBRIDGE STOCKHOLDERS
                            -----------------------

                                 SCHEDULE 3.7
                                 ------------

                        SITEBRIDGE FINANCIAL STATEMENTS
                        -------------------------------

                                 SCHEDULE 3.9
                                 ------------

                           FIXED ASSETS; PROPERTIES
                           ------------------------

                                 SCHEDULE 3.10
                                 -------------

                     ACCOUNTS RECEIVABLE; NOTES RECEIVABLE
                     -------------------------------------

                                 SCHEDULE 3.11
                                 -------------

                               ACCOUNTS PAYABLE
                               ----------------

                                 SCHEDULE 3.12
                                 -------------

                           LIABILITIES (SITEBRIDGE)
                           ------------------------

                               SCHEDULE 3.13(c)
                               ----------------

                                     TAXES
                                     -----

                                 SCHEDULE 3.14
                                 -------------

                                 COMPENSATION
                                 ------------

                                 SCHEDULE 3.17
                                 -------------

                                   CONTRACTS
                                   ---------

                                 SCHEDULE 3.19
                                 -------------

                                   CUSTOMERS
                                   ---------

                                 SCHEDULE 3.20
                                 -------------

                              PROPRIETARY RIGHTS
                              ------------------

                                 SCHEDULE 3.21
                                 -------------

                                   INSURANCE
                                   ---------

                                 SCHEDULE 3.22
                                 -------------

                                 BANK ACCOUNTS
                                 -------------

                                 SCHEDULE 3.27
                                 -------------

                                 BENEFIT PLANS
                                 -------------